Federal Income Tax Allocation 4Q2004 Payment (to) from Subs				Schedule 1
	Amount	Potomac Capital Inv. Corp Pymt To	Potomac Capital Inv. Corp Pymt From	Pepco Energy Services Pymt To	Pepco Energy Services Pymt From	Pepco Commun. Pymt From	Conectiv Pymt To	Conectiv Pymt From	Potomac Electric Power Pymt From	Pepco Holdings Pymt From

Potomac Capital Investment Corp.	*		*
Potomac Capital Joint Leasing Corp.	*		*
Potomac Capital Markets Corp.	*		*
PCI Energy Corporation	*	*
American Energy Corporation	*		*
Potomac Nevada Corporation	*	*
Potomac Nevada Leasing Corporation	*	*
Potomac Harmans Corporation	*	*
Potomac Nevada Investment, Inc.	*		*
Potomac Aircraft Leasing Corp.	*	*
Potomac Land Corporation	*
PCI Nevada Corporation	*	*
PCI Queensland Corporation	*	*
PCI-BT Investing L.L.C.	*	*
Pepco Technologies LLC	*
Potomac Delaware Leasing Corp.	*	*
Potomac Equipment Leasing Corp.	*	*
Pepco Energy Services, Inc.	*			*
Pepco Enterprises, Inc.	*
W.A. Chester, LLC	*				*
Energy & Telecommunications Services	*
Severn Cable/Severn Construction LLC	*			*
Pepco Communications, Inc.	*					*
Edison Capital Reserves Corporation	*
Conectiv	*							*
Delmarva Power & Light Company	*						*
Atlantic City Electric Company	*							*
PHI Operating Services Company	*						*
Delaware Operating Services Company	*							*
PHI Service Company	*						*
Conectiv Properties and Investments, Inc.	*						*
Conectiv Mid Merit, LLC	*						*
Conectiv Operating Services Company	*
DCTC-Burney, Inc.	*							*
Conectiv Energy Supply, Inc.	*							*
Conectiv Delmarva Generation, Inc.	*						*
Conectiv Atlantic Generation, L.L.C.	*							*
Conectiv Mid-Merit, Inc.	*						*
Conectiv Energy Holding Company	*							*
Conectiv Bethlehem, LLC	*						*
Conectiv Services, Inc.	*						*
Conectiv Communications, Inc.	*						*
Conectiv Pennsylvania Generation, Inc.	*						*
Pedrick Gen., Inc.	*							*
Atlantic Southern Properties, Inc.	*						*
Atlantic Generation, Inc.	*							*
Vineland Ltd., Inc	*						*
Vineland General, Inc.	*						*
Binghamton Limited, Inc.	*						*
Binghamton General, Inc.	*						*
ATE Investment, Inc.	*						*
Conectiv Solutions LLC	*						*
Conectiv Thermal Systems, Inc.	*						*
Atlantic Jersey Thermal Systems, Inc.	*							*
Conectiv Pennsylvania Generation, LLC	*						*
King Street Assurance Ltd.	*							*
Potomac Electric Power Company	*								*
Pepco Holdings, Inc.	*									*
	---------------	--------------	--------------	---------------	--------------	---------------	------------	-------------	---------------	---------------
TOTAL	*	*	*	*	*	*	*	*	*	*
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*Filed under request for confidential treatment pursuant to Rule 104(b) of the Public Utility Holding Company Act of 1935.